Exhibit 10.2c


INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BR00KLYN, NY 11202
                                             Employer Identification Number:
Date:  MAR 2 1995                                04-2297459
                                             File Folder Number:
                                                 023000079
TYCO INTERNATIONAL LTD                       Person to Contact:
ONE TYCO PARK                                    CYNTHIA GAMBLE
EXETER, NH 03833                             Contact Telephone Number:
                                                 (516) 683-5393
                                             Plan Name:    ARMIN
                                              RETIREMENT SAVINGS AND INVESTMENT
                                              PLAN FOR CERTAIN NON-UNION HOURLY
                                             Plan Number:  006

Dear Applicant:

    We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

    Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

    This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

    This determination is subject to your adoption of the proposed amendments submitted in your letter dated 2-15-95. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

    This determination letter is applicable for the amendment(s) adopted on 9-17-92.

    This determination letter is also applicable for the amendment(s) adopter on 8-26-94.

    This determination letter is applicable for the plan adopted on 12-19-88.

       This plan satisfies the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits highly compensated employees. This letter may not be relied on with respect to the aforementioned requirements of the Code for any plan year in which the plan benefits any highly compensated employees.


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                                    -2-



TYCO INTERNATIONAL LTD

    We have sent a copy of this letter to your representative as indicated in the power of attorney.

    If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                        Sincerely yours,


                                        /s/ Herbert J. Huff
                                        Herbert J. Huff
                                        District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans